UNITED STATES
                        SECURITIES AND EXCHANGE COMMISION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) March 18,2005

                                QUIET TIGER, INC.
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             (Exact name of registrant as specified in its charter)

      NEVADA                            333-47699               77-0140428
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(State or other jurisdiction     (Commission File Number)    (IRS Employer
 of incorporation)                                          Identification No.)

668 N. 44'th Street, Suite 233 ,  Phoenix, Arizona                     85008
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(Address of principal executive offices)                             (Zip Code)

                                  602-267-3800
              ----------------------------------------------------
               Registrant's telephone number, including area code


          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any f the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(C)under Exchange Act (17 CFR 240.13e-4(C))



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


Item 1.01 Entry into a Material Definitive Agreement

On March 18, 2005, Quiet Tiger, Inc. , "the Company", received all the required signatures from DarkNoise Technologies Ltd., "DarkNoise", pertaining to an Intellectual Property Transfer Agreement whereby DarkNoise will transfer patent applications and related documentation, technology demonstrators and prototypes to the Company.

The Company plans to engage SunnComm International, Inc., "SunnComm", and an institutional leader in the development of audio processing and music engineering technologies to further develop the intellectual property so that it can be integrated with SunnComm's MediaMax technology.

Once developed and integrated, the Agreement requires the Company to undertake sales and marketing of the product. DarkNoise will receive a 25% royalty on the incremental net revenues generated by the inclusion of the technology with the product or products being marketed by the Company at that time.


Item 9.01. Financial Statements and Exhibits

     (a)  Financial Statements of Businesses Acquired

            Not applicable

     (b)  Pro Forma Financial Information

            Not applicable

     (c)  Exhibits

            Attached as exhibits to this form are the documents listed below:

EXHIBIT    DESCRIPTION
--------- ----------------------

10.1 Intellectual Property Transfer Agreement between DarkNoise Technologies Ltd. and Quiet Tiger, Inc.

99.1      Press Release dated March 18, 2005.



                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


                                            QUIET TIGER, INC.


                                            By: /s/ William H. Whitmore, Jr.
                                                ----------------------------
                                                Name:  William H. Whitmore, Jr.
                                                Title: Chief Executive Officer


Dated:  March 18, 2005